FOR IMMEDIATE RELEASE	NEWS
August 4, 2020	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS SECOND QUARTER RESULTS

COLORADO SPRINGS – August 4, 2020 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported consolidated production results for the second quarter ended June 30, 2020 of 7,649 ounces of gold and 191,232 ounces of silver. In addition to precious metals, the Company produced base metals resulting in consolidated net revenue of $21.1 million for the quarter. At the beginning of the second quarter, the Company’s Oaxaca Mining Unit was placed on care and maintenance as the Mexican government declared a country-wide health emergency and mandatory non-essential business suspension due to the novel coronavirus (COVID-19) global pandemic. The Company was granted approval to restart operations on May 27, 2020 after nearly eight weeks of being shut down during the second quarter. Operations were reinstated, along with a stringent employee illness protocol and screening process, and have gradually ramped up during the months of June and July. Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA. The Company has returned $114 million to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q2 2020 HIGHLIGHTS

●	$21.1 million net sales;
●	$13.3 million cash balance at June 30, 2020, an increase from the December 31, 2019 balance of $11.1 million;
●	Working capital of $33.6 million, an increase of 48% from December 31, 2019;
●	Maintained a strong balance sheet during Mexico operations suspension;
●	Consolidated production of 7,649 gold ounces and 191,232 silver ounces;
●	Successful restart of Mexican operations following nearly two-month suspension;
●	Acquisition of the Golden Mile project in Nevada, an advanced exploration property in the highly prospective Walker Lane Trend;
●	Isabella Pearl gold production increase of 41% over Q1 2020;
●	$4.7 million gold and silver bullion inventory; and
●	$0.01 per share dividend distribution for quarter.

Overview of Q2 2020 Results

Second quarter production from the Company’s Nevada Mining Unit (NMU) totaled 5,208 ounces of gold, an increase of 41% over Q1 2020. The Isabella Pearl project continues to be in its ramp up phase for the remainder of 2020 targeting 40,000 gold ounces in 2021. Production from the Company’s Oaxaca Mining Unit (OMU) was negatively impacted during the quarter by a nearly eight week government mandated shutdown in Mexico due to the COVID-19 global pandemic. OMU second quarter production totaled 2,441 ounces of gold, 185,330 ounces of silver, 246 tonnes of copper, 1,140 tonnes of lead and 3,004 tonnes of zinc. The Company withdrew its 2020 annual production outlook during the quarter due to the pandemic.

During the three months ended June 30, 2020, the Company sold 5,054 gold ounces from its Isabella Pearl mine at a total cash cost of $1,402 per ounce (after by-product credits) at an average realized price of $1,708 per gold ounce*. With limited production during the second quarter, the Company sold 4,333 precious metal gold equivalent ounces at a total cash cost of $1,379 per ounce (after by-product credits) at its OMU. OMU average realized metal prices during the quarter included $1,784 per ounce gold and $16.83 per ounce silver*. The Company recorded a net loss of $1.8 million, or $0.03 per share mainly due to the mandatory shutdown of operations in Mexico resulting in lower revenues. The Company paid $0.7 million to its shareholders in dividends, or $0.01 per share during the quarter. Cash and cash equivalents at quarter end totaled $13.3 million.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Some provisional sales may remain unsettled from one period into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

COVID-19

With both the NMU and OMU projects in current operation, the Company strives to mitigate the spread of COVID-19 and protect the health and safety of our employees, contractors, and communities in which we operate. The Company has taken precautionary measures including specialized training, social distancing, a work-from-home mandate where possible, and close monitoring of national and regional COVID-19 impacts and governmental guidelines. With the ever changing and fluid nature of the pandemic impact, Company management continues to analyze and prepare for various scenarios whereby a forced or prolonged suspension of one or both mining units may be sustained.

“While it is never positive to see a mandated business suspension at any point in time, I am optimistic the shutdown was positive for Mexico in its fight to combat the COVID-19 virus,” stated Mr. Jason Reid, President and CEO of Gold Resource Corporation. “The Company was granted approval to restart operations on May 27, 2020 after nearly eight weeks of being shut down during the second quarter and have gradually ramped up operations during the months of June and July. Company management both in Mexico and Nevada have implemented strong protocols and procedures to help mitigate any potential impact from the coronavirus. These continue to be challenging times for all business across the globe, including mining, and we will continue to focus on mitigating the spread of the virus within our Company, our contractors and the communities in which we operate.”

Mr. Reid continued, “We are pleased with the 41% increase in gold production over the previous quarter at Isabella Pearl. We were also pleased to have reached the first bench levels in the Pearl zone during the quarter. As we continue through the ramp up phase and expose more Pearl benches, we expect an increase in mineralized tonnes at higher grade coupled with less waste removal for this phase one of the Pearl mine plan sequence. Eighty percent of the of the ore in the Isabella Pearl deposit is located in the Pearl zone and it is great to have reached the top as we mine down. Both precious metal production and total cash costs are expected to improve the second half of 2020 as higher grade ore is accessed at the Pearl deposit.”

“Subsequent to quarter-end, we announced reaching Company milestones of a decade of production, over $1 billion generated in revenue and over $114 million in dividends distributed to shareholders. We are very proud to have reached these milestones,” commented Mr. Reid.

The following Production Statistics tables summarize certain information about our Oaxaca and Nevada Mining Unit operations for the three and six months ended June 30, 2020 and 2019:

Oaxaca Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Arista Mine
Milled
Tonnes Milled	78,741	155,847	236,776	305,908
Grade
Average Gold Grade (g/t)	1.73	1.87	1.41	1.70
Average Silver Grade (g/t)	71	92	78	83
Average Copper Grade (%)	0.39	0.40	0.39	0.38
Average Lead Grade (%)	1.92	1.96	1.96	1.97
Average Zinc Grade (%)	4.92	4.77	4.75	4.72
Aguila Open Pit Mine
Milled
Tonnes Milled	3,579	8,872	17,827	20,336
Grade
Average Gold Grade (g/t)	1.46	1.39	1.29	1.80
Average Silver Grade (g/t)	50	43	41	43
Mirador Mine
Milled
Tonnes Milled	5,246	6,737	7,450	10,850
Grade
Average Gold Grade (g/t)	0.79	1.10	0.91	1.16
Average Silver Grade (g/t)	126	201	130	211
Combined
Tonnes milled	87,566	171,456	262,053	337,094
Tonnes Milled per Day (1)	1,943	1,967	1,976	1,947
Metal production (before payable metal deductions) (2)
Gold (ozs.)	2,441	7,881	8,891	14,419
Silver (ozs.)	185,330	466,512	587,872	831,165
Copper (tonnes)	246	482	734	915
Lead (tonnes)	1,140	2,304	3,654	4,457
Zinc (tonnes)	3,004	6,054	8,848	11,892

(1)	Based on actual days the mill operated during the period.
(2)	The difference between what we report as "ounces/tonnes produced" and "payable ounces/tonnes sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in concentrates produced and sold.

Nevada Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Ore mined
Ore (tonnes) (1)	143,818	273,223	302,572	688,277
Gold grade (g/t)	1.54	0.61	1.33	0.69
Low-grade stockpile (tonnes)
Ore (tonnes)	-	244,650	18,490	388,726
Gold grade (g/t)	-	0.52	0.57	0.52
Waste (tonnes) (2)	1,026,922	1,101,858	2,817,970	1,698,448
Metal production (before payable metal deductions) (3)
Gold (ozs.)	5,208	1,678	8,900	1,678
Silver (ozs.)	5,902	972	10,985	972

(1)	2019 amounts include run-of-mine ore and initial over liner of the heap leach pad.
(2)	2020 amounts are primarily stripping tonnes for the Pearl deposit.
(3)	The difference between what we report as "ounces produced" and "payable ounces sold" is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics tables summarize certain information about our Oaxaca and Nevada Mining Unit operations for the three and six months ended June 30, 2020 and 2019:

Oaxaca Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Metal sold
Gold (ozs.)	2,542	6,268	7,534	11,026
Silver (ozs.)	189,866	416,855	545,094	685,044
Copper (tonnes)	215	431	643	769
Lead (tonnes)	1,014	2,120	2,978	3,773
Zinc (tonnes)	2,592	3,867	6,948	8,373
Average metal prices realized (1)
Gold ($ per oz.)	1,784	1,333	1,709	1,338
Silver ($ per oz.)	16.83	14.94	16.96	15.26
Copper ($ per tonne)	5,229	6,205	5,424	6,245
Lead ($ per tonne)	1,723	1,871	1,702	1,955
Zinc ($ per tonne)	2,001	2,987	1,930	2,917
Precious metal gold equivalent ounces sold
Gold Ounces	2,542	6,268	7,534	11,026
Gold Equivalent Ounces from Silver	1,791	4,672	5,409	7,813
Total Precious Metal Gold Equivalent Ounces	4,333	10,940	12,943	18,839
Total cash cost before by-product credits per precious metal gold equivalent ounce sold	$3,238	$1,991	$2,770	$2,287
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (2)	$1,379	$328	$1,072	$345
Total all-in sustaining cost per precious metal gold equivalent ounce sold	$1,603	$726	$1,354	$783

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.
(2)	Total cash cost after by-product credits are significantly affected by base metals sales during the periods presented.

Nevada Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Metal sold
Gold (ozs.)	5,054	1,131	8,809	1,131
Silver (ozs.)	5,851	612	11,430	612
Average metal prices realized (1)
Gold ($ per oz.)	1,708	1,363	1,651	1,363
Silver ($ per oz.)	16.10	15.07	16.36	15.07

Total cash cost before by-product credits per gold ounce sold (2)	$1,420	$-	$1,391	$-
Total cash cost after by-product credits per gold ounce sold (2)	$1,402	$-	$1,370	$-
Total all-in sustaining cost per gold ounce sold (2)	$1,456	$-	$1,402	$-

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.
(2)	2019 amounts not applicable as 2019 was a partial period due to mine commencing production in May 2019.

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and six months ended June 30, 2020 and 2019, its financial condition at June 30, 2020 and December 31, 2019, and its cash flows for the six months ended June 30, 2020 and 2019. The summary data as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 is unaudited; the summary data as of December 31, 2019 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2019, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent per ounce, total all-in sustaining cost per precious metal gold equivalent per ounce and total all-in cost per precious metal gold equivalent per ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,328	$11,076
Gold and silver rounds/bullion	4,717	4,265
Accounts receivable, net	3,363	8,362
Inventories, net	27,034	24,131
Prepaid taxes	-	786
Prepaid expenses and other current assets	2,514	2,032
Total current assets	50,956	50,652
Property, plant and mine development, net	121,758	125,259
Operating lease assets, net	3,227	7,436
Deferred tax assets, net	8,491	4,635
Other non-current assets	4,344	5,030
Total assets	$188,776	$193,012
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,513	$14,456
Loans payable, current	886	879
Finance lease liabilities, current	459	446
Operating lease liabilities, current	3,150	7,287
Mining royalty taxes payable, net	832	1,538
Accrued expenses and other current liabilities	3,507	3,366
Total current liabilities	17,347	27,972
Reclamation and remediation liabilities	6,276	5,605
Loans payable, long-term	340	782
Finance lease liabilities, long-term	203	435
Operating lease liabilities, long-term	88	160
Total liabilities	24,254	34,954
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
70,061,099 and 65,691,527 shares outstanding at June 30, 2020 and December 31, 2019, respectively	70	66
Additional paid-in capital	160,937	148,171
Retained earnings	10,570	16,876
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	164,522	158,058
Total liabilities and shareholders' equity	$188,776	$193,012

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share amounts)

Unaudited

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Sales, net	$21,098	$29,374	$49,103	$55,952
Mine cost of sales:
Production costs	17,642	18,677	38,527	36,558
Depreciation and amortization	5,007	4,165	12,405	7,407
Reclamation and remediation	30	41	68	57
Total mine cost of sales	22,679	22,883	51,000	44,022
Mine gross (loss) profit	(1,581)	6,491	(1,897)	11,930
Costs and expenses:
General and administrative expenses	2,197	2,708	4,471	4,719
Exploration expenses	551	631	1,706	2,081
Other income, net	(1,847)	(107)	(334)	(82)
Total costs and expenses	901	3,232	5,843	6,718
(Loss) income before income taxes	(2,482)	3,259	(7,740)	5,212
(Benefit) provision for income taxes	(670)	1,461	(2,807)	2,532
Net (loss) income	$(1,812)	$1,798	$(4,933)	$2,680
Net (loss) income per common share:
Basic and diluted	$(0.03)	$0.03	$(0.07)	$0.04
Weighted average shares outstanding:
Basic	69,985,499	62,778,445	68,011,860	61,729,871
Diluted	69,985,499	63,066,616	68,011,860	62,079,859

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, except share and per share amounts)

Unaudited

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(4,933)	$2,680
Adjustments to reconcile net (loss) income to net cash from operating activities:
Deferred income taxes	(4,598)	1,275
Depreciation and amortization	12,598	7,641
Stock-based compensation	870	1,214
Other operating adjustments	(368)	(293)
Changes in operating assets and liabilities:
Accounts receivable	4,999	(3,886)
Inventories	(2,274)	(8,464)
Prepaid expenses and other current assets	(437)	97
Other non-current assets	(256)	(2,012)
Accounts payable and other accrued liabilities	(2,644)	6,183
Mining royalty and income taxes payable, net	159	(3,328)
Net cash provided by operating activities	3,116	1,107

Cash flows from investing activities:
Capital expenditures	(10,600)	(21,438)
Other investing activities	4	1
Net cash used in investing activities	(10,596)	(21,437)

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	98
Proceeds from issuance of stock	11,900	21,807
Dividends paid	(1,357)	(617)
Repayment of loans payable	(435)	(385)
Repayment of finance leases	(219)	(204)
Net cash provided by financing activities	9,889	20,699

Effect of exchange rate changes on cash and cash equivalents	(157)	(192)
Net increase in cash and cash equivalents	2,252	177
Cash and cash equivalents at beginning of period	11,076	7,762
Cash and cash equivalents at end of period	$13,328	$7,939

Supplemental Cash Flow Information
Interest expense paid	$56	$79
Income and mining taxes paid	$1,066	$2,897
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(3,120)	$(1,214)
Change in estimate for asset retirement costs	$1,097	$638
Equipment purchased through loan payable	$-	$330
Equipment purchased under finance leases	$-	$56

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA. The Company targets low capital expenditure projects with potential for generating high returns on capital. The Company has reached milestones of a decade of production, generated over $1 billion in revenue and has returned $114 million back to its shareholders in consecutive monthly dividends since July 2010. In addition, the Company also offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Also, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com